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              ARTICLES OF AMENDMENT AND RESTATEMENT

                               OF

           ALLIANCE MULTI-MARKET STRATEGY TRUST, INC.


         Alliance Multi-Market Strategy Trust, Inc., a Maryland

corporation having its principal office in Baltimore City

(hereinafter called the "Corporation"), hereby certifies that:

     I.  The charter of the Corporation is hereby amended

         (a)  by striking out the last sentence of paragraph (3)

of Article FIFTH of the articles of incorporation.

         (b)  by striking out paragraph (4) of Article FIFTH of

the articles of incorporation and inserting in lieu thereof the following:

              "(4) The allocation of the assets and
         liabilities, investment income or capital gains and expenses of the Corporation between the Class A Common Stock and Class B Common Stock shall be determined by the Board of Directors in a manner that is consistent with the order dated January 8, 1990 (Investment Company Act of 1940 Release No. 17295) issued by the Securities and Exchange Commission in connection with the application for exemption filed by Alliance Capital Management L.P., et al., and any amendment to such order or any rule or interpretation under the Investment Company Act of 1940 that modifies or supersedes such order. The determination of the Board of Directors shall be conclusive as to the allocation of investment income or capital gains, expenses and liabilities (including accrued expenses and reserves) and assets to a particular class or classes."

         (c)  by striking out the second sentence of paragraph

(6) of Article FIFTH of the articles of incorporation and

inserting in lieu thereof the following:




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         "Subject to any applicable requirements of the
         Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securi-ties and Exchange Commission or any successor thereto, all holders of shares of stock shall vote as a single class except with respect to any matter which affects only one or more classes of stock, in which case only the holders of shares of the classes affected shall be entitled to vote."

and

         (d)  by striking out paragraph (8)(b) of Article FIFTH

of the articles of incorporation and inserting in lieu thereof the following:

              "(b) The proceeds of the redemption of a share of the Class B Common Stock (including a fractional share) shall be reduced by the amount of any con-tingent deferred sales charge payable on such redemption pursuant to the terms of issuance of such share."

     II. The foregoing charter amendments were duly advised by

the Board of Directors and approved by the stockholders of the

Corporation.

     III.     A description, as amended, of each class of stock

of the Corporation, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of

redemption, is included in the charter as so amended.

     IV. The Corporation desires to restate its charter as so

amended.

     V.  The charter as so amended and restated is as follows:

         "FIRST:   (1)  The name of the incorporator is
Lisa A. Klar.




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                   "(2) The incorporator's post office
address is One Battery Park Plaza, New York, New York 10004.

                   "(3) The incorporator is over eighteen
years of age.

                   "(4) The incorporator is forming the
corporation named in these Articles of Incorporation under the general laws of the State of Maryland.

         "SECOND: The name of the corporation (hereinafter called the "Corporation") is Alliance Multi-Market Strategy
Trust, Inc.

         "THIRD:   (1)  The purposes for which the
Corporation is formed is to conduct, operate and carry on the business of an investment company.

                   "(2) The Corporation may engage in any
other business and shall have all powers conferred upon or permitted to corporations by the Maryland General
Corporation Law.

         "FOURTH: The post office address of the principal office of the Corporation within the State of Maryland is 32 South Street, Baltimore, Maryland 21202 in care of The Corporation Trust, Incorporated. The resident agent of the Corporation in the State of Maryland is The Corporation Trust, Incorporated, 32 South Street, Baltimore, Maryland 21202.

         "FIFTH:   (1)  The total number of shares of
capital stock which the Corporation shall have authority to issue is six billion (6,000,000,000), all of which shall be Common Stock having a par value of one-tenth of one cent
($.001) per share and an aggregate par value of six million dollars ($6,000,000). Until such time as the Board of Directors shall provide otherwise in accordance with paragraph (a)(iv) of Article SEVENTH hereof, three billion
(3,000,000,000) of the authorized shares of Common Stock of the Corporation are designated as Class A Common Stock and three billion (3,000,000,000) of such shares are designated as Class B Common Stock.

                   "(2) As more fully set forth hereafter,
the assets and liabilities and the income and expenses of each class of the Corporation's stock may be determined separately and, accordingly, the net asset value, the dividends payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders of shares of the Corporation's stock may vary from class to


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class.  Except for these differences and certain other
differences hereafter set forth, each class of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of and rights to require redemption.

                   "(3) All consideration received by the
Corporation for the issue or sale of shares of a class of the Corporation's stock, together with all funds derived from any investment and reinvestment thereof and, in the case of Class A Common Stock, all assets attributable to shares of Class A Common Stock into which shares of Class B Common Stock have been converted, shall irrevocably belong to that class for all purposes, subject only to the automatic conversion of Class B Common Stock into Class A Common Stock and the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration and assets attributable to shares that have been converted as well as any funds derived from any investment and reinvestment are herein referred to as "assets belonging to" that class. The assets belonging to the Class A Common Stock and the assets belonging to the Class B Common Stock shall be invested in the same investment portfolio of the Corporation.

                   "(4) The allocation of the assets and
liabilities, investment income or capital gains and expenses of the Corporation between the Class A Common Stock and Class B Common Stock shall be determined by the Board of Directors in a manner that is consistent with the order dated January 8, 1990 (Investment Company Act of 1940 Release No. 17295) issued by the Securities and Exchange Commission in connection with the application for exemption filed by Alliance Capital Management L.P., et al., and any amendment to such order or any rule or interpretation under the Investment Company Act of 1940 that modifies or supersedes such order. The determination of the Board of Directors shall be conclusive as to the allocation of investment income or capital gains, expenses and liabilities (including accrued expenses and reserves) and assets to a particular class or classes.

                   "(5) Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class. Dividends or distributions shall be paid on shares of a class of stock only out of the assets belonging to that class. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment


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income and capital gains with respect to the Class A Common
Stock may vary from dividends and distributions of investment income and capital gains with respect to the Class B Common Stock to reflect differing allocations of expenses of the Corporation between the holders of the Class A Common Stock and the holders of the Class B Common Stock and any resultant differences between the net asset value of the Class A Common Stock and the net asset value of the Class B Common Stock, to such extent and for such purposes as the Board of Directors may deem appropriate.
The Board of Directors may provide that dividends shall be payable only with respect to those shares of stock that have been held of record continuously by the stockholder for a specified period, not to exceed 72 hours, prior to the record date of the dividend.

                   "(6) On each matter submitted to a vote
of the stockholders, each holder of stock shall be entitled to one vote for each share standing in his name on the books of the Corporation. Subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, all holders of shares of stock shall vote as a single class except with respect to any matter which affects only one or more classes of stock, in which case only the holders of shares of the classes affected shall be entitled to vote. The holders of the Class A Common Stock shall have (i) exclusive voting rights with respect to provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") applicable to the Class A Common stock and (ii) no voting rights with respect to provisions of any Plan applicable to the Class B Common Stock. The holders of the Class B Common Stock shall have
(i) exclusive voting rights with respect to provisions of any Plan applicable to the Class B Common Stock and (ii) no voting rights with respect to provisions of any Plan applicable to the Class A Common Stock.

                   "(7) In the event of the liquidation or
dissolution of the Corporation, the stockholders of a class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that class less the liabilities allocated to that class. The assets so distributable to the stockholders of a class shall be distributed among such stockholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular class of stock, such assets


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shall be allocated to all classes in proportion to the net
asset value of the respective classes.

                   "(8)(a) Each holder of stock may require the Corporation to redeem all or any part of the stock owned by that holder, upon request to the Corporation or its designated agent, at the net asset value of the shares of stock next determined following receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the shares, if any, less the amount of any applicable redemption charge or deferred sales charge imposed by the Board of Directors (to the extent consistent with applicable law). The Board of Directors may establish procedures for redemption of stock. The right of a holder of stock redeemed by the Corporation to receive dividends thereon and all other rights with respect to the shares shall terminate at the time as of which the redemption price has been determined, except the right to receive the redemption price and any dividend or distribution to which that holder had become entitled as the record stockholder on the record date for that dividend.

                      "(b)  The proceeds of the redemption
of a share of the Class B Common Stock (including a fractional share) shall be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of issuance of such share.

                      "(c)(i)  The term "Minimum Amount"
when used herein shall mean two hundred dollars ($200) unless otherwise fixed by the Board of Directors from time to time, provided that the Minimum Amount may not in any event exceed twenty-five thousand dollars ($25,000). The Board of Directors may establish differing Minimum Amounts for categories of holders of stock based on such criteria as the Board of Directors may deem appropriate.

                         "(ii)  If the net asset value of
the shares of a class of stock held by a stockholder shall be less than the Minimum Amount then in effect with respect to the category of holders in which the stockholder is included, the Corporation may redeem all of those shares, upon notice given to the holder in accordance with paragraph (iii) of this subsection (c), to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland.

                         "(iii)  The notice referred to in
paragraph (ii) of this subsection (c) shall be in writing personally delivered or deposited in the mail, at least


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thirty days (or such other number of days as may be
specified from time to time by the Board of Directors) prior to such redemption. If mailed, the notice shall be addressed to the stockholder at his post office address as shown on the books of the Corporation, and sent by first class mail, postage prepaid. The price for shares acquired by the Corporation pursuant to this subsection (c) shall be an amount equal to the net asset value of such shares.

                      "(d)  Payment by the Corporation for
shares of stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem shares of stock and may postpone the right of those holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

                   "(9)(a)  Each share of the Class B Common
Stock, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Common Stock, shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of the Class A Common Stock on the date that is the first Corporation business day in the month following the month in which the eighth anniversary date of the date of issuance of the share falls (the "Conversion Date").

                      "(b)  Each share of Class B Common
Stock purchased through the automatic reinvestment of a dividend or a distribution with respect to the Class B Common Stock shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the Class A Common Stock. The number of shares in the holder's sub-account so converted shall bear the same relation to the total number of shares maintained in the sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph (9)(a) hereof bears to the total


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number of shares of the Class B Common Stock of the holder
on the Conversion Date (immediately prior to conversion) not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B Common Stock.

                      "(c)  The number of shares of the
Class A Common Stock into which a share of the Class B
Common Stock is converted pursuant to paragraph (9)(a) and
(9)(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B Common Stock for purposes of sales and redemptions thereof on the Conversion
Date by the net asset value per share of the Class A Common
Stock for purposes of sales and redemptions thereof on the Conversion Date.

                      "(d)  On the Conversion Date, the
shares of the Class B Common Stock converted into shares of the Class A Common Stock will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the number of shares of Class A Common Stock into which the shares of Class B Common Stock have been converted and declared but unpaid dividends to the Conversion Date) will cease. Certificates resulting from the conversion need not be issued until certificates representing shares of the Class A Common Stock converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

                   "(10)  For the purpose of allowing the
net asset value per share of a class of the Corporation's stock to remain constant, the Corporation shall be entitled to declare and pay and/or credit as dividends daily the net income (which may include or give effect to realized and unrealized gains and losses, as determined in accordance with the Corporation's accounting and portfolio valuation policies) of the Corporation attributable to the assets belonging to that class. If the amount so determined for any day is negative, the Corporation shall be entitled, without the payment of monetary compensation but in consideration of the interest of the Corporation and its stockholders in maintaining a constant net asset value per share of that class, to redeem pro rata from all the holders of record of shares of that class at the time of such redemption (in proportion to their respective holdings thereof) sufficient outstanding shares of that class, or fractions thereof, as shall permit the net asset value per share of that class to remain constant.

                   "(11)  The Corporation may issue shares
of stock in fractional denominations to the same extent as


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its whole shares, and shares in fractional denominations
shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

                   "(12)  No stockholder shall be entitled
to any preemptive right other than as the Board of Directors may establish.

         "SIXTH:   The number of directors of the
Corporation shall be one. The number of directors of the Corporation may be changed pursuant to the By-Laws of the Corporation. The name of the person who shall act as director of the Corporation until the first annual meeting or until his successor is chosen and qualified is David H.
Dievler.

         "SEVENTH: The following provisions are inserted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders. The name of the person who shall act as director of the Corporation until the first annual meeting or until his successor is chosen and qualifies if David H.
Dievler.

              "(a) In addition to its other powers
explicitly or implicitly granted under these Articles of Incorporation, by law or otherwise, the Board of Directors of the Corporation:

                   "(i)   is expressly authorized to make,
alter, amend or repeal the By-Laws of the Corporation;

                   "(ii)  may from time to time determine
whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by the Board of Directors of the Corporation;

                   "(iii) is empowered to authorize, without stockholder approval, the issuance and sale from time to time of shares of stock of the Corporation whether now or hereafter authorized;



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                   "(iv)  is authorized to classify or to
reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock. The provisions of these Articles of Incorporation (including those in Article FIFTH hereof) shall apply to each class of stock unless otherwise provided by the Board of Directors prior to issuance of any shares of that class; and

                   "(v)   is authorized to adopt procedures
for determination of and to maintain constant the net asset value of shares of any class of the Corporation's stock.

              "(b) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or of any class of the Corporation's stock entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto.

              "(c) The presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each class entitled to vote as a class on the matter shall constitute a quorum.

              "(d) Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation, or liability for which such reserves or charges shall have been created shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any


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investment owned or held by the Corporation, as to market
value or fair value of any investment or fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular class or classes of the Corporation's stock, as to the charging of any liability of the Corporation to a particular class or classes of the Corporation's stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, redemption or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

         "EIGHTH: (1) To the full extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not that person is a director or officer at the time of any proceeding in which liability is asserted.

                   "(2) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the full extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the full extent permitted by the Maryland Corporation Law.

                   "(3) No provision of this Article shall
be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.




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                   "(4) References to the Maryland General
Corporation Law in this Article are to that law as from time to time amended. No amendment to the charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

         "NINTH:   The Corporation reserves the right to
amend, alter, change or repeal any provision contained in these Articles of Incorporation or in any amendment hereto in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation.

     VI.   The provisions set forth in these Articles of

Amendment and Restatement constitute all of the provisions of the charter currently in effect (after giving effect to the foregoing charter amendments).

     VII.  The restatement of the charter as so amended has been approved by the board of directors and approved by the

stockholders of the Corporation.  The Corporation has one

director currently in office.  This director is David H. Dievler.

     VIII. The current address of the principal office of the

Corporation and the name and address of the resident agent of the

Corporation are set forth in the charter as amended and restated.

         IN WITNESS WHEREOF, Alliance Multi-Market Strategy Trust

Fund, Inc., has caused these presents to be signed in its name











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and on its behalf by its President and attested by its Secretary on April 9, 1991.

                             ALLIANCE MULTI-MARKET
                               STRATEGY TRUST, INC.


                             By:  /s/ David H. Dievler
                                _______________________
                                David H. Dievler
                                President

Attested:

[Seal]


/s/ Edmund P. Bergan, Jr.
_________________________
Edmund P. Bergan, Jr.
Secretary

         THE UNDERSIGNED, President of Alliance Multi-Market

Strategy Trust, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of

Amendment and Restatement to be the corporate act of said

corporation and further certifies that, to the best of his

knowledge, information and belief, all matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                             /s/ David H. Dievler
                             ___________________________
                             David H. Dievler
                             President




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